                                                                      EXHIBIT 12


                                 COMPUTATION OF

                     RATIO OF EARNINGS TO FIXED CHARGES AND

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                         AND PREFERRED STOCK DIVIDENDS



                                                                                       YEARS ENDED DECEMBER 31,
                                                                   --------------------------------------------------------------
                                                                     PRO
                                                                    FORMA
(IN MILLIONS, EXCEPT RATIOS)                                       1994(A)      1994       1993       1992       1991       1990
                                                                   -------     -------    -------    -------    -------    -------
Consolidated operations:
  Income before income tax expense, accounting changes, and
    dividends on preferred securities............................  $   940    $   802(b) $   602(c) $   775    $   678    $   836
  Fixed charges deducted from income
    Interest expense
      Consolidated...............................................      584        526        483        508        565        607
      Relating to real estate operations.........................        -          -          5          8          3          1
    Implicit interest in rents...................................       16         16         15         13         13         12
    Preferred dividend of subsidiary.............................        -          -          -          -          -          6
                                                                   -------    -------    -------    -------    -------    -------
        Total fixed charges deducted from income.................      600        542        503        529        581        626
                                                                   -------    -------    -------    -------    -------    -------
          Earnings available for fixed charges...................  $ 1,540    $ 1,344    $ 1,105    $ 1,304    $ 1,259    $ 1,462
                                                                    ======     ======     ======     ======     ======     ======
  Fixed charges per above........................................  $   600    $   542    $   503    $   529    $   581    $   626
  Capitalized interest relating to real estate operations........       18         18         15         21         31         39
                                                                   -------    -------    -------    -------    -------    -------
    Total fixed charges..........................................      618        560        518        550        612        665
    Dividends on preferred securities............................       22          -          -          -          -          -
                                                                   -------    -------    -------    -------    -------    -------
          Total fixed charges and dividends on preferred
            securities...........................................  $   640    $   560    $   518    $   550    $   612    $   665
                                                                    ======     ======     ======     ======     ======     ======
          Ratio of earnings to fixed charges.....................      2.5        2.4        2.1        2.4        2.1        2.2
                                                                    ======     ======     ======     ======     ======     ======
          Ratio of earnings to combined fixed charges and
            preferred stock dividends............................      2.4        2.4        2.1        2.4        2.1        2.2
                                                                    ======     ======     ======     ======     ======     ======
Consolidated operations, corporate fixed charges and preferred stock dividends only:
  Income before income tax expense, accounting changes, and
    dividends on preferred securities............................  $   940    $   802(b) $   602(c) $   775    $   678    $   836
  Corporate fixed charges deducted from income
    Corporate interest expense...................................      179        121        121        126        140        191
                                                                   -------    -------    -------    -------    -------    -------
          Earnings available for fixed charges...................  $ 1,119    $   923    $   723    $   901    $   818    $ 1,027
                                                                    ======     ======     ======     ======     ======     ======
  Total corporate fixed charges per above........................  $   179    $   121    $   121    $   126    $   140    $   191
  Dividends on preferred securities..............................       22          -          -          -          -          -
                                                                   -------    -------    -------    -------    -------    -------
          Total fixed charges and dividends on preferred
            securities...........................................  $   201    $   121    $   121    $   126    $   140    $   191
                                                                    ======     ======     ======     ======     ======     ======
          Ratio of earnings to corporate fixed charges...........      6.2        7.6        6.0        7.2        5.8        5.3
                                                                    ======     ======     ======     ======     ======     ======
          Ratio of earnings to combined corporate fixed charges
            and preferred stock dividends........................      5.6        7.6        6.0        7.2        5.8        5.3
                                                                    ======     ======     ======     ======     ======     ======
American General Finance, Inc.:
  Income before income tax expense and accounting changes........  $   392    $   392    $   337    $   250    $   208    $   191
  Fixed charges deducted from income
    Interest expense.............................................      416        416        380        398        440        452
    Implicit interest in rents...................................       11         11         10          9          9          9
    Preferred dividend of subsidiary.............................        -          -          -          -          -          6
                                                                   -------    -------    -------    -------    -------    -------
        Total fixed charges......................................      427        427        390        407        449        467
                                                                   -------    -------    -------    -------    -------    -------
          Earnings available for fixed charges...................  $   819    $   819    $   727    $   657    $   657    $   658
                                                                    ======     ======     ======     ======     ======     ======
          Ratio of earnings to fixed charges.....................      1.9        1.9        1.9        1.6        1.5        1.4
                                                                    ======     ======     ======     ======     ======     ======


- ---------------

(a) Assuming the American Franklin Company ("AFC") and Western National Corporation acquisitions and the proposed AFC permanent financing had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated May 9, 1995 incorporated herein by reference.
(b) Includes net realized investment losses of $114 million primarily due to the capital gains offset program. See "Significant Events -- Capital Gains Offset Program" within Item 7 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.
(c) Includes $300 million write-down of goodwill. See "Significant
    Events -- 1993 Significant Events" within Item 7 and Note 1.7 within Item 8 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 incorporated herein by reference.

                                 COMPUTATION OF

                     RATIO OF EARNINGS TO FIXED CHARGES AND

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                         AND PREFERRED STOCK DIVIDENDS



                                                                   THREE MONTHS ENDED MARCH 31,
                                                                   ----------------------------
                                                                     PRO
                                                                    FORMA
(IN MILLIONS, EXCEPT RATIOS)                                       1995(A)     1995       1994
                                                                   -------     ----       ----
Consolidated operations:
  Income before income tax expense and dividends on preferred
     securities...................................................  $ 282      $ 272(b)   $ 253
  Fixed charges deducted from income
     Interest expense
       Consolidated...............................................    167        164        121
       Relating to real estate operations.........................      1          1         (1)
     Implicit interest in rents...................................      4          4          4
                                                                    -----      -----      -----
          Total fixed charges deducted from income................    172        169        124
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 454      $ 441      $ 377
                                                                    =====      =====      =====
  Fixed charges per above.........................................  $ 172      $ 169      $ 124
  Capitalized interest relating to real estate operations.........      5          5          4
                                                                    -----      -----      -----
     Total fixed charges..........................................    177        174        128
     Dividends on preferred securities............................      6          -          -
                                                                    -----      -----      -----
            Total fixed charges and dividends on preferred
                securities........................................  $ 183      $ 174      $ 128
                                                                    =====      =====      =====
            Ratio of earnings to fixed charges....................    2.6        2.5        3.0
                                                                    =====      =====      =====
            Ratio of earnings to combined fixed charges and
                preferred stock dividends.........................    2.5        2.5        3.0
                                                                    =====      =====      =====
Consolidated operations, corporate fixed charges and preferred stock dividends only:
  Income before income tax expense and dividends on preferred
     securities...................................................  $ 282      $ 272(b)   $ 253
  Corporate fixed charges deducted from income
     Corporate interest expense...................................     45         42         31
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 327      $ 314      $ 284
                                                                    =====      =====      =====
  Total corporate fixed charges per above.........................  $  45      $  42      $  31
  Dividends on preferred securities...............................      6          -          -
                                                                    -----      -----      -----
            Total fixed charges and dividends on preferred
                securities........................................  $  51      $  42      $  31
                                                                    =====      =====      =====
            Ratio of earnings to corporate fixed charges..........    7.3        7.6        9.3
                                                                    =====      =====      =====
            Ratio of earnings to combined corporate fixed charges
                and preferred stock dividends.....................    6.4        7.6        9.3
                                                                    =====      =====      =====
American General Finance, Inc.:
  Income before income tax expense................................  $  96      $  96      $  86
  Fixed charges deducted from income
     Interest expense.............................................    125        125         93
     Implicit interest in rents...................................      3          3          3
                                                                    -----      -----      -----
          Total fixed charges.....................................    128        128         96
                                                                    -----      -----      -----
            Earnings available for fixed charges..................  $ 224      $ 224      $ 182
                                                                    =====      =====      =====
            Ratio of earnings to fixed charges....................    1.8        1.8        1.9
                                                                    =====      =====      =====


- ---------------
(a) Assuming the AFC acquisition and proposed permanent financing had been effective as of January 1, 1994. See American General's Current Report on Form 8-K dated May 9, 1995 incorporated herein by reference.
(b) Includes two months of operations for AFC, which was acquired January 31, 1995.